UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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CLOUDERA, INC.

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VISION BLOG

Turning the page

Today marks the beginning of an exciting new chapter for Cloudera. Cloudera will become a private company with the flexibility and resources to accelerate product innovation, cloud transformation and customer growth. Cloudera will benefit from the operating capabilities, capital support and expertise of Clayton, Dubilier & Rice (CD&R) and KKR – two of the most experienced and successful global investment firms in the world recognized for supporting the growth strategies of the businesses they back.

As a private company, we can be even more agile and will continue to be focused on investing in innovation, building on our leadership position and staying ahead of the competition. Our partnership with CD&R and KKR will enable us to pursue exciting new markets that offer tremendous growth opportunities.

In summary, the next chapter for Cloudera will allow us to concentrate our efforts on strategic business opportunities and take thoughtful risks that help accelerate growth. This means we can double down on our strategy - continuing to win the Hybrid Data Cloud battle in the IT department AND building new, easy-to-use cloud solutions for the line of business. It also means we can complete our business transformation with the systems, processes and people that support a new operating model.

Our strategy

Our business strategy remains fully intact. We are leading the way with CDP - the industry’s first Enterprise Data Cloud, and the only true hybrid and multi-cloud solution purpose-built to address the complete data lifecycle - from the Edge to AI. CDP is gaining tremendous momentum in the market and the rate of adoption in our customers is at an all-time high. In fact, hundreds of customers have already begun their migration to CDP, representing a substantial percentage of our base.

And, the Enterprise Data Cloud category we invented is also growing. In fact, recent articles by Patrick Moorhead, Mike Feibus, and many others represent a clear trend toward integrated data platforms. Everyone from Snowflake and DataBricks to Google and Microsoft claim to have one, but the truth is that we are leading the way in the hybrid data cloud space. Hybrid cloud matters. Multi-cloud matters. Integration between lifecycle analytic functions matters. Consistent security and governance matters. Open source matters. And only Cloudera delivers on every dimension.

Our vision and mission

Of course, the work is not done. We can and must do more. After all, we invented the whole idea of Big Data. So what’s our next big idea? Well, at Cloudera, we envision a world where everyone can quickly and easily access the data-powered information and insights they need - in just a few clicks.

So what does that mean for all of us? It means that beginning today, Cloudera has a new mission. The mission is to “Make data and analytics easy and accessible, for everyone.” We mean all types of data - big and small, structured and unstructured. The analytics we deliver must be easy to use for both IT practitioners and line of business users. Our customers must also have secure access to their data from anywhere - from on-premises to hybrid clouds and multiple public clouds. Ultimately, our new mission means that complexity is our enemy. We must integrate and optimize the end-to-end data lifecycle for our customers, empowering them to focus on what really matters - extracting value from their data.

Two more things...

You may have noticed that we actually made more than one big announcement this morning. We also announced that we have agreed to acquire a pair of young, exciting SaaS companies, Datacoral and Cazena. We believe these acquisitions will accelerate our public cloud roadmap and expand our market opportunity. This is an important milestone in Cloudera’s history, as we move beyond big data and “self-managed” services. These acquisitions usher in a new era of “self-service” by automating complex operations so customers can focus on building great data-driven apps instead of managing infrastructure.

Datacoral powers fast and easy data transformations for any type of data via a robust multi-tenant SaaS architecture that runs in AWS. Said simply, Datacoral offers a fully-managed service for worry-free data integrations. Future-proof, “no-code” connectors enable customers to extract data from a wide range of popular data sources, and multi-level transformations are automatically orchestrated using, just, SQL.

Cazena powers the delivery of instant cloud data lakes, making it possible to accelerate time to analytics and AI/ML from months to minutes. Cazena’s platform includes end-to-end SaaS orchestration, so customers get a fully-managed operations model that delivers guaranteed security and performance 24x7. Cazena’s technology and DevOps team handle patches, upgrades and configuration. Designed for the cloud, Cazena’s technology will enable Cloudera customers to easily and cost-effectively migrate to CDP for Public Cloud as a SaaS offering.

Wrapping it up

Wow. What a day. Let’s try to quickly summarize. Cloudera has agreed to partner with CD&R and KKR who share our vision and values to turn the page to a new chapter of growth and innovation. We are proud of what we have already built and accomplished together, but we know there is much more to do. Together, we can work on an even brighter future. A future where every business and every business person can go from simply working with data to making data-powered decisions faster and easier than previously imaginable. Now that’s a future worth working towards. Onward!

Important Information and Where to Find It

In connection with the proposed transaction between Cloudera, Inc. (“Cloudera”) and affiliates of CD&R and KKR, a special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. Cloudera expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Cloudera stockholders. Cloudera may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Cloudera may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Cloudera through the website maintained by the SEC at www.sec.gov, Cloudera’s investor relations website at https://investors.cloudera.com/home/default.aspx or by contacting the Cloudera investor relations department at the following:

Kevin Cook

investor-relations@cloudera.com

650-644-3900

Participants in the Solicitation

Cloudera and certain of its directors, and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Cloudera’s stockholders will be set forth in the Proxy Statement for its special stockholder meeting. Cloudera stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Cloudera directors and executive officers in the transaction, which may be different than those of Cloudera stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements About the Proposed Transaction

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Cloudera’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Cloudera, CD&R and KKR, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Cloudera’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by CD&R and KKR to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) the impact of the COVID-19 pandemic on Cloudera’s business and general economic conditions; (vii) Cloudera’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm Cloudera’s business, including current plans and operations; (xi) the ability of Cloudera to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting Cloudera’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which Cloudera operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Cloudera’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact Cloudera’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Cloudera’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Cloudera’s financial condition, results of operations, or liquidity. Cloudera does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.